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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of our report dated March 14, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the acquisition of the Predecessor and the related accounting in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations"), relating to the financial statements of Reddy Ice Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Dallas, Texas
May 5, 2006

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm